UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2024

ALTERYX, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17200 Laguna Canyon Road, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 24, 2024, Mark Anderson, the Chief Executive Officer (“CEO”) and a member of the Board of Directors (the “Board”) of Alteryx, Inc. (the “Company”), resigned from his role as CEO and as a member of the Board, effective January 26, 2024 (the “Resignation Date”), to pursue other professional opportunities. Mr. Anderson’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. In connection with Mr. Anderson’s resignation, the Board decreased the authorized number of directors from nine to eight, effective as of the Resignation Date.

(c)

On January 25, 2024, the Board appointed Kevin Rubin, age 49, and the Company’s existing Chief Financial Officer, to become the Company’s interim CEO, effective as of the Resignation Date. Mr. Rubin will continue to serve as Chief Financial Officer in addition to interim CEO.

Kevin Rubin has served as the Chief Financial Officer of the Company since April 2016. Prior to joining the Company, Mr. Rubin served as Chief Financial Officer of MSC Software Corporation, an enterprise simulation software company, from July 2011 to April 2016. Mr. Rubin has also served as Chief Financial Officer for Pictage, Inc., DataDirect Networks, Inc. and MRV Communications, Inc. Mr. Rubin holds a B.A. in business economics with an emphasis in accounting from the University of California, Santa Barbara. There is no arrangement or understanding between Mr. Rubin and any other person(s) pursuant to which Mr. Rubin was selected as interim CEO. Mr. Rubin is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)

In connection with Mr. Rubin’s service as interim CEO and in addition to Mr. Rubin’s current cash compensation, Mr. Rubin will receive (i) a $15,000 bonus for each full calendar month serving as interim CEO (prorated for any partial month) and (ii) at the end of his service as interim CEO, an assignment bonus of $15,000 for each full calendar month served as interim CEO (prorated for any partial month).

Item 8.01	Other Events.

On January 26, 2024, the Company issued a press release relating to this announcement. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 26, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

Date: January 26, 2024	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Chief Legal Officer and Corporate Secretary